                                 SCHEDULE 14A
                   INFORMATION REQUIRED IN PROXY STATEMENT

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          GELTEX PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transactions applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the Filing Fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
   (1) Amount Previously Paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (4) Date Filed:

                         GELTEX PHARMACEUTICALS, INC.
                              303 BEAR HILL ROAD
                         WALTHAM, MASSACHUSETTS 02154
                                (617) 290-5888

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 22, 1997

     Notice is hereby given that the 1997 annual meeting of stockholders of GelTex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 22, 1997, at 9:00 a.m. at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, to consider and act upon the following matters:

          1. To elect three (3) members of the Board of Directors;

          2. To approve an amendment to the Company's 1992 Equity Incentive Plan to increase the aggregate number of shares of the Company's common stock as to which awards may be granted under such plan by 275,000 shares;

          3. To approve an amendment to the Company's 1995 Director Stock Option Plan to increase the aggregate number of shares of the Company's common stock as to which options may be granted under such plan by 35,000 shares; and

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on April 3, 1997 will be entitled to vote at the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                          By order of the Board of Directors,



                                          ELIZABETH A. GRAMMER
                                          Secretary

Waltham, Massachusetts
April 23, 1997

                          GELTEX PHARMACEUTICALS, INC.
                               303 BEAR HILL ROAD
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 290-5888

                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------

                              GENERAL INFORMATION

     This Proxy Statement, with the enclosed proxy card, is being furnished on behalf of the Board of Directors of GelTex Pharmaceuticals, Inc. (the "Company") for use at the Company's 1997 Annual Meeting of Stockholders to be held on Thursday, May 22, 1997, at 9:00 a.m. at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, and at any adjournments thereof (the "Meeting").

     When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, with respect to the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all stockholders of the Company entitled to notice of and to vote at the Meeting on or about April 23, 1997.

                      VOTING SECURITIES AND VOTES REQUIRED

     Holders of the Company's common stock, $0.01 par value per share ("Common Stock"), of record on the books of the Company at the close of business on April 3, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 13,538,002 shares of Common Stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

     The presence, in person or by proxy, of the holders of a majority of the Company's Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Pursuant to the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Amended and Restated By-laws (the "By-laws"), the directors are elected by a plurality of the votes properly cast at the Meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer, is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote is required to approve the proposed amendments to the 1992 Equity Incentive Plan (the "Equity Plan") and the 1995 Director Stock Option Plan (the "Director Plan"). Broker non-votes will not be counted as present, or represented, and entitled to vote for these purposes and, therefore, will not affect the outcome of the voting on these proposals. Abstentions will be counted as present, or represented, and entitled to vote and, accordingly, will have the effect of negative votes.

                                SHARE OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 3, 1997 by (i) each person known by the Company to own beneficially 5% or more of the Common Stock, (ii) each Named Executive Officer (as defined in "Executive Compensation" below), (iii) each director or nominee for director of the Company and (iv) all directors, nominees for director and executive officers of the Company as a group:

                                                                   SHARES OF
                                                                 COMMON STOCK
                                                             BENEFICIALLY OWNED(1)
                                                             ---------------------
                            BENEFICIAL OWNER                  SHARES       PERCENT
-----------------------------------------------------------  ---------     -------
The Equitable Companies Incorporated(2)....................  2,218,780       16.4%
  787 Seventh Avenue
  New York, New York 10019

Domain Partners II, L.P.(3)................................  1,085,953        8.0%
  c/o Domain Associates
  One Palmer Square, Suite 515
  Princeton, New Jersey 08542

West Highland Capital, Inc.(4).............................  1,000,000        7.4%
  300 Drake's Landing Road
  Suite 290
  Greenbrae, California 94904

Abingworth Bioventures SICAV(5)............................    793,082        5.9%
  231 Val des Bons Malades
  Kirchberg 2121
  Luxembourg

Norwest Equity Partners IV Limited Partnership(6)..........    729,000        5.4%
  2800 Piper Jaffray Tower
  222 South Ninth Street
  Minneapolis, MN 55402

Mark Skaletsky(7)..........................................    248,125        1.8%

W. Harry Mandeville, Ph.D.(8)..............................    106,462          *

Dennis Goldberg, Ph.D.(9)..................................     91,562          *

Joseph Tyler(10)...........................................     61,562          *

Jesse Treu, Ph.D.(11)......................................  1,089,953        8.0%

Ernest Parizeau(12)........................................    742,077        5.5%

Robert Carpenter(13).......................................    223,667        1.7%

George Whitesides, Ph.D.(14)...............................    134,000          *

Henri Termeer(15)..........................................    110,505          *

Barbara A. Piette(16)......................................      4,000          *

J. Richard Crout...........................................          0         --

All directors, nominees for director and executive
  officers as a group (11 persons)(17).....................  2,811,913       20.4%

---------------
  *   Indicates less than 1%.

 (1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table. Share ownership information includes shares of Common Stock issuable pursuant to outstanding options that may be exercised within the 60-day period following April 3, 1997.

 (2) Includes shares held by The Equitable Life Assurance Society of the United States ("ELAS") and Alliance Capital Management L.P. ("ACM"). ELAS and ACM are subsidiaries of The Equitable Companies Incorporated. This information is based on a Schedule 13G dated February 6, 1997 filed with the Securities and Exchange Commission for the aforementioned entities.

 (3) One Palmer Square Associates II, L.P. is the General Partner of Domain Partners II, L.P. James Blair, Brian Dovey, Richard Schneider and Jesse Treu are the General Partners of One Palmer Square Associates II, L.P. and share voting and investment control over the shares held by Domain Partners II, L.P.

 (4) Includes shares held by West Highland Capital, Inc. ("WHC"), Estero Partners, LLC ("EP"), West Highland Partners, L.P. ("WHP") and Buttonwood Partners, L.P. ("BP"). Lang H. Gerhard is the sole director and executive officer of WHC and the sole manger of EP. WHC, EP and Mr. Gerhard are the general partners of WHP and BP, which are investment limited partnerships, and have voting and dispositive authority over shares held by WHP and BP. WHC has voting and dispositive authority over shares held by its various investment advisory clients. This information is based on a Schedule 13D dated January 9, 1997 filed with the Securities and Exchange Commission for the aforementioned entities and person.

 (5) This information is based on a Schedule 13G dated February 8, 1996 filed with the Securities and Exchange Commission.

 (6) Itasca Partners is the General Partner of Norwest Equity Partners IV Limited Partnership. Robert F. Zicarelli and Daniel J. Haggerty are the managing partners of Itasca Partners and share voting and investment control over the shares held by Norwest Equity Partners IV Limited Partnership.

 (7) Includes 163,125 shares subject to options exercisable within the 60-day period following April 3, 1997. Of such shares, 83,250 shares are unvested and would be subject to repurchase by the Company if Mr. Skaletsky's employment terminated before such shares are vested. Also includes 10,000 shares held by Mr. Skaletsky's wife and 6,000 shares held by Mr. Skaletsky's children. Mr. Skaletsky disclaims beneficial ownership of the shares held by his wife and children.

 (8) Includes 12,780 shares subject to a right of repurchase granted to the Company, which will terminate as such shares vest. Also includes 26,562 shares subject to options exercisable by Dr. Mandeville within the 60-day period following April 3, 1997. Of such shares, 16,584 shares are unvested and would be subject to repurchase by the Company if Dr. Mandeville's employment terminated before such shares are vested. Also includes 3,600 shares held by Dr. Mandeville's children. Dr. Mandeville disclaims beneficial ownership of the shares held by his children.

 (9) Includes 26,250 shares subject to a right of repurchase granted to the Company, which will terminate as such shares vest. Also includes 16,562 shares subject to options exercisable by Dr. Goldberg within the 60-day period following April 3, 1997. Of such shares, 10,750 shares are unvested and would be subject to repurchase by the Company if Dr. Goldberg's employment terminated before such shares are vested.

(10) Includes 10,834 shares subject to a right of repurchase granted to the Company, which will terminate as such shares vest. Also includes 31,562 shares subject to options exercisable by Mr. Tyler within the 60-day period following April 3, 1997. Of such shares, 20,000 shares are unvested and would be subject to repurchase by the Company if Mr. Tyler's employment terminated before such shares are vested.

(11) Consists of 1,085,953 shares held by Domain Partners II, L.P. and 4,000 shares subject to options exercisable by Dr. Treu within the 60-day period following April 3, 1997. Dr. Treu is a General Partner of One Palmer Square Associates II, L.P., which is the General Partner of Domain Partners II, L.P. Dr. Treu shares voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares.

(12) Includes of 729,000 shares held by Norwest Equity Partners IV Limited Partnership and 4,000 shares subject to options exercisable by Mr. Parizeau within the 60-day period following April 3, 1997. Mr. Parizeau is a Partner of Itasca Partners, the General Partner of Norwest Equity Partners IV Limited Partnership. Mr. Parizeau disclaims beneficial ownership of shares held by Norwest Equity Partners IV Limited Partnership except to the extent of his pecuniary interest therein.

(13) Includes 4,000 shares subject to options exercisable by Mr. Carpenter within the 60-day period following April 3, 1997.

(14) Includes 4,000 shares subject to options exercisable by Dr. Whitesides within the 60-day period following April 3, 1997.

(15) Includes 4,000 shares subject to options exercisable by Mr. Termeer within the 60-day period following April 3, 1997.

(16) Consists of shares subject to options exercisable by Ms. Piette within the 60-day period following April 3, 1997.

(17) See footnotes (7)-(16) above.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     In accordance with Section 2 of Article II of the By-laws, the Board has fixed the number of directors to constitute the full Board at six for the coming year. Article SIXTH of the Company's Restated Certificate of Incorporation provides that the directors are to be divided into three classes, which are to be as nearly equal in number as the then total number of directors constituting the entire Board permits. At the Meeting, one Class II director will be elected to hold office for one year and two Class III directors will be elected to hold office for three years, each until their respective successors are duly elected and qualified. The Board has nominated Henri Termeer for election for a term of office expiring in 1998. The Board has nominated Richard Crout and Mark Skaletsky for election for a term of office expiring in 2000. Messrs. Termeer and Skaletsky, who were elected as Class III and Class I directors, respectively, at the 1996 annual meeting of stockholders, have been nominated for election at the Meeting as Class II and Class III directors, respectively, in order to have an equal number of directors in each class as required by Article SIXTH. Each of the nominees except Dr. Crout is currently a director of the Company, and each of the nominees has consented to be nominated and to serve if elected. In the event any of these nominees is unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. In the event that a vacancy occurs during the year, such vacancy may be filled by the Board for the remainder of the full term.

     The following table contains certain information about the nominees for election to the Board and the continuing directors.

                                                                                           PRESENT
                                                                                DIRECTOR    TERM
NAME AND AGE                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS        SINCE     EXPIRES
------------                  -------------------------------------------       --------   -------
NOMINEES FOR DIRECTORS:
     CLASS II DIRECTOR
Henri Termeer#..............  Mr. Termeer joined Genzyme Corporation, a human     1992       1997
(age 51)                      health care company, in 1983 and holds the
                              positions of Chief Executive Officer, President
                              and Chairman. Prior to joining Genzyme, Mr.
                              Termeer held various management positions at
                              Baxter Travenol Laboratories, Inc., a
                              manufacturer of human health care products,
                              including Executive Vice President of Baxter's
                              Hyland Therapeutics Division. Mr. Termeer is
                              also Chairman of the Board of Genzyme
                              Transgenics Corporation. He is a director of
                              Abiomed, Inc., AutoImmune, Inc. and Diacrin Inc.
                              and a trustee of Hambrecht & Quist Healthcare
                              Investors and Hambrecht & Quist Life Sciences
                              Investors.

                                                                                           PRESENT
                                                                                DIRECTOR    TERM
NAME AND AGE                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS        SINCE     EXPIRES
------------                  -------------------------------------------       --------   -------
    CLASS III DIRECTORS
J. Richard Crout, M.D.......  Dr. Crout has served as President of Crout           N/A        N/A
(age 67)                      Consulting, a firm providing consulting services
                              to the pharmaceutical and biotechnology
                              industries, since 1994. From 1984 to 1994, Dr.
                              Crout served as Vice President, Medical and
                              Scientific Affairs, of Boehringer Mannheim
                              Pharmaceuticals Corporation, a pharmaceutical
                              company. Prior to that, Dr. Crout served as
                              Associate Director for Medical Applications of
                              Research at the National Institutes of Health
                              from 1982 to 1984 and as Director, Bureau of
                              Drugs, U.S. Food and Drug Administration from
                              1973 to 1984.

Mark Skaletsky+.............  Mr. Skaletsky joined the Company in May 1993 as     1993       1999
(age 48)                      President, Chief Executive Officer and a
                              director of the Company and he served as
                              Treasurer of the Company from August 1993 until
                              April 1997. Mr. Skaletsky previously served from
                              1988 to 1993 as Chairman and Chief Executive
                              Officer of Enzytech, Inc., a biotechnology
                              company, and President and Chief Operating
                              Officer of Biogen, Inc, a biotechnology company,
                              from 1983 to 1988. He is a director of Isis
                              Pharmaceuticals, Inc.

CONTINUING DIRECTORS:
     CLASS I DIRECTORS
Robert Carpenter*+..........  Mr. Carpenter, a co-founder of the Company, is      1991       1999
(age 52)                      Chairman of the Board of the Company. He is
                              President and Chief Executive Officer of VacTex,
                              Inc., a privately held biotechnology company
                              which he co-founded in November 1995, and
                              President of Boston Medical Investors, Inc., an
                              investment firm. Mr. Carpenter served as
                              President and Chief Executive Officer of the
                              Company from 1991 to 1993. He served as an
                              Executive Vice President of Genzyme Corporation,
                              a human health care company, from 1989 to 1991,
                              and was Chief Executive Officer and Chairman of
                              the Board of IG Laboratories, Inc., a genetic
                              testing service company, from 1989 to 1991.
                              Prior to that, he was Chairman, President and
                              Chief Executive Officer of Integrated Genetics,
                              Inc., a biotechnology company, which he joined
                              as President in 1981. He is a director of
                              Genzyme Corporation.

George Whitesides, Ph.D.+...  Dr. Whitesides was a co-founder of the Company.     1992       1999
(age 57)                      He has been affiliated with Harvard University
                              since 1982, where he is the Mallinckrodt
                              Professor of Chemistry. He has extensive
                              experience as a consultant in both research and
                              research management in the chemical,
                              pharmaceutical and related industries. Dr.
                              Whitesides is a director of Dexter Corporation
                              and Advanced Magnetics, Inc.

                                                                                           PRESENT
                                                                                DIRECTOR    TERM
NAME AND AGE                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS        SINCE     EXPIRES
------------                  -------------------------------------------       --------   -------
     CLASS II DIRECTOR
Jesse Treu, Ph.D.*..........  Dr. Treu has been a General Partner of the          1993       1998
(age 50)                      venture capital management firm, Domain
                              Associates, since 1986. Dr. Treu is a director
                              of Lumisys, Inc. and Biosete Diagnostics, Inc.

---------------
* Member of the Compensation Committee.

+ Member of the Nominating Committee.

# Member of the Audit Committee.


     During the year ended December 31, 1996, the Board held six meetings. Each of the directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he or she was a member except George Whitesides, who attended 50% of the aggregate of such meetings.

     The Audit Committee, which currently consists of Ernest Parizeau and Henri Termeer, reviews with the Company's independent accountants the scope of the annual audit, discusses the adequacy of internal accounting controls and procedures, and performs general oversight with respect to the accounting principles applied in the financial reporting of the Company. The Audit Committee did not hold any meetings in 1996.

     The Compensation Committee currently consists of Robert Carpenter, Barbara
A. Piette and Jesse Treu. The Compensation Committee's functions are to recommend to the full Board the amount, character and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company and to administer the Company's equity incentive, stock option and stock purchase plans. The Compensation Committee held two meetings in 1996.

     The Nominating Committee currently consists of Robert Carpenter, Mark Skaletsky and George Whitesides. The function of the Nominating Committee is to recommend to the full Board individuals to serve on the Company's Board of Directors. The Nominating Committee will consider persons nominated by stockholders in accordance with the procedures set forth in the Company's By-laws. See "Advance Notice Provisions for Stockholder Proposals and Nominations." The Nominating Committee did not meet in 1996.

DIRECTOR COMPENSATION

     Commencing with the first meeting of the Board of Directors following the Meeting, all directors who are not employees of the Company, except Robert Carpenter, will receive $1,000 for each meeting of the Board of Directors in which they participate. Mr. Carpenter will continue to receive $24,000 per year for his services as Chairman of the Board. None of the directors received cash compensation for their services as directors in 1996 other than Mr. Carpenter.

     All directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the Director Plan. If the proposed amendment to the Director Plan is adopted, the Director Plan will provide for the automatic grant of options to purchase up to an aggregate of 110,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock at the date of grant. Upon his or her election or re-election at the Company's annual meeting of stockholders, each Eligible Director will be granted options to purchase 4,000 shares of Common Stock for each year of the term of office to which the director is elected (normally 12,000 shares for election to a three year term of office). In addition, upon the election of an Eligible Director other than at an annual meeting of stockholders, such director will automatically be granted options to purchase 4,000 shares of Common Stock for each year or portion thereof for the term of office to which he or she is elected. The options have a term of ten years and become exercisable with respect to 4,000 shares on each of the three annual meetings of stockholders of the Company following the date of grant, so long as the optionee is then a director of the Company.

                             EXECUTIVE COMPENSATION

     The Compensation Committee Report set forth below describes the compensation policies applicable to executive officers of the Company. The following graph shows the cumulative stockholder return of the Company's Common Stock from November 8, 1995 (the first trading day for the Company's Common Stock) through December 31, 1996 as compared with that of the Nasdaq (U.S. Companies) Index and the Nasdaq Pharmaceutical Stocks Index. The graph assumes the investment of $100 in the Company's Common Stock and each of the comparison groups on November 8, 1995 and assumes the reinvestment of dividends. The Company has never declared a dividend on the Common Stock of the Company. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.

   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG GELTEX PHARMACEUTICALS, INC.,
      NASDAQ (U.S. COMPANIES) INDEX AND NASDAQ PHARMACEUTICAL STOCKS INDEX


        MEASUREMENT PERIOD                GELTEX             NASDAQ STOCK            NASDAQ
     (FISCAL QUARTER COVERED)      PHARMACEUTICALS, INC.     MARKET (U.S.)    PHARMACEUTICAL STOCKS
     -----------------------       --------------------      -------------   ----------------------
            11/8/95                        $100                   $100                $100
           12/31/95                        $123                   $102                $121
            3/31/96                        $215                   $107                $126
            6/30/96                        $187                   $115                $122
            9/30/96                        $200                   $119                $125
           12/31/96                        $243                   $125                $121


                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     In 1996, the Compensation Committee of the Board of Directors (the "Committee") consisted of Mr. Carpenter, Ms. Piette and Dr. Treu. The Committee evaluates the performance of management and determines compensation policies and levels. The full Board of Directors reviews the Committee's recommendations regarding compensation of executive officers. The Committee is also responsible for setting and administering the Company's policies governing employee compensation and administering the Company's Equity Plan and 1995 Employee Stock Purchase Plan.

     The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term stockholder value. Annual compensation for the Company's executive officers consists of three elements: base salary, a cash incentive bonus and stock option grants.

     Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Committee reviews a variety of industry surveys which provide information about salary, bonus and stock awards. The performance of the companies surveyed is not considered by the Committee. Based in part on this information, the Committee generally sets salaries, including that of the Chief Executive Officer, at levels comparable to competitive companies in similar industries. Annual salary adjustments are made, based upon the recommendation of the Company's Chief Executive Officer, to maintain salaries at competitive levels, taking into account each officer's years of experience and individual performance, and to maintain an equitable relationship between executive officer salaries and overall salaries for the Company's other employees.

     Mr. Skaletsky's base salary for 1996 was set at $234,692, an increase of 7.9% over his base salary for 1995, based on the Company's overall progress during 1995, including its completion of its initial public offering and the continued progress of clinical trials for the Company's lead product candidates, RenaGel(R) phosphate binder and CholestaGel(R) non-absorbed cholesterol reducer.

     Bonus Compensation. The Company's executive officers are eligible for an annual cash bonus, based on corporate and individual performance. The Company achieved several milestones in 1996, including: the successful completion of Phase II clinical trials and the commencement and progression of Phase III clinical trials for RenaGel(R); the successful completion of a Phase IIa clinical trial and the commencement and progression of two additional Phase II clinical trials for CholestaGel(R); the completion of a follow-on public offering of the Company's Common Stock with net proceeds to the Company of over $60.0 million; and the issuance of several key patents covering the Company's technology. In recognition of his leadership in the achievement of these milestones and his contributions to the Company in 1996, Mr. Skaletsky was awarded a bonus in the amount of $60,000.

     Stock Options. Under the Equity Plan, stock options are granted to the Company's executive officers. The Company uses its stock option program to further align the interests of stockholders and management by creating a mutual and substantial economic interest in the long-term appreciation of the Company's Common Stock. New options are granted to existing members of management on an annual basis to provide continuing financial incentive. Options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. With respect to options granted prior to January 1, 1996, such options were exercisable on the date of grant and the standard vesting schedule for each such option provides that a portion of the shares subject to the option vest monthly over a five year period. Any unvested shares purchased upon exercise of options are subject repurchase by the Company if the option holder's employment terminates before such shares vest. In December 1995, the Company revised its standard option terms such that options granted on or after January 1, 1996 would not be exercisable on the date of grant; rather, a portion of the shares subject to each option would vest and become exercisable monthly over a four year period. Certain options granted under the Equity Plan, including some of the options granted to the Named Executive Officers (as defined below), are subject to different vesting schedules that are based on the achievement of certain milestone events. In determining the size of option grants, the Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, responsibilities and performance in prior years and the size of awards granted to the officer in the past.

     In 1996, Mr. Skaletsky received options to purchase 30,000 shares of Common Stock at an exercise price of $20.50 per share.

     In 1995, the Company's executive officers, including Mr. Skaletsky, were each granted options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $0.32 per share. The original terms of these options provided that the shares subject to these options would vest on December 31, 2004, provided that the vesting would be accelerated if the Company both filed a New Drug Application ("NDA") for RenaGel(R) and completed a successful Phase II clinical trial for CholestaGel(R) on or before a specified date as determined by the Committee. In 1996, the Committee decided to revise the vesting schedule of these options in order to ensure that the option holders receive recognition for the achievement of one or more corporate milestones. The Committee changed the vesting provisions of these options to provide that the shares subject to these option would vest on December 31, 2004, provided that the vesting of a portion of such shares may be accelerated, at the discretion of the Committee, as follows: 20% of such shares upon successful completion by a specified date of a Phase II clinical trial for CholestaGel(R); 30% of such shares upon execution by a specified date of an agreement for the commercialization of CholestaGel(R) that is approved by the Board of Directors; and 50% of such shares upon approval by a specified date by the U.S. Food and Drug Administration of an NDA for RenaGel(R). The Committee did not amend any of the other terms of these options.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits a publicly held company's tax deduction for compensation paid to the Chief Executive Officer and the other four most highly paid officers. Generally, amounts paid in excess of $1,000,000 to a covered executive in any year cannot be deducted. Certain performance based compensation that has been approved by stockholders is not subject to the limit. In order to maximize the deductibility of compensation arising from certain awards under the Equity Plan, the Company has limited the number of shares of Common Stock subject to options that may be granted to any individual in any fiscal year under the Equity Plan to 250,000 shares. The Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                          By the GelTex Pharmaceuticals, Inc.
                                          Compensation Committee,


                                          Robert Carpenter
                                          Barbara A. Piette
                                          Jesse Treu

     The following tables set forth certain compensation information for the Chief Executive Officer of the Company and the three other executive officers of the Company whose salary and bonus for the fiscal year ended December 31, 1996 exceeded $100,000 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                          ANNUAL           ------------       ALL
                                                       COMPENSATION         SECURITIES       OTHER
                                                   ---------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)    BONUS($)    OPTIONS(#)        ($)
---------------------------               ----     --------     --------   ------------   ------------
Mark Skaletsky..........................  1996     $234,692     $60,000        30,000        $2,200(1)
  President, Chief Executive              1995     $217,546     $50,000       105,000        $2,200(1)
  Officer and Treasurer                   1994     $206,731     $21,000        50,000            --

Dennis Goldberg, Ph.D. .................  1996     $159,750     $40,000        15,000            --
  Vice President, Product Development     1995     $147,000     $30,000        65,000            --
  and Regulatory Affairs                  1994     $141,723          --            --            --

Joseph Tyler............................  1996     $144,904     $35,000        15,000            --
  Vice President,                         1995     $105,000          --       110,000            --
  Manufacturing(2)

W. Harry Mandeville, Ph.D. .............  1996     $131,865     $33,000        15,000            --
  Vice President,                         1995     $124,519     $20,000        75,000            --
  Chemical Technology                     1994     $103,365     $15,000            --            --


---------------
(1) Consists of life insurance premiums paid by the Company.

(2) Mr. Tyler joined the Company in April 1995.

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996 by the Company to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                           -------------------------------------------------------        VALUE AT ASSUMED
                             NUMBER OF      PERCENT OF                                 ANNUAL RATES OF STOCK
                            SECURITIES     TOTAL OPTIONS    EXERCISE                   PRICE APPRECIATION FOR
                            UNDERLYING      GRANTED TO       OR BASE                       OPTION TERM(2)
                              OPTIONS      EMPLOYEES IN       PRICE     EXPIRATION     ----------------------
           NAME            GRANTED(#)(1)    FISCAL YEAR     ($/SHARE)      DATE         5%($)         10%($)
-------------------------- -------------  ---------------  -----------  ----------     --------      --------
Mark Skaletsky............     30,000          12.48%        $ 20.50      12/11/06     $386,636      $979,735
Dennis Goldberg, Ph.D. ...     15,000           6.24%        $ 20.50      12/11/06     $193,318      $489,867
Joseph Tyler..............     15,000           6.24%        $ 20.50      12/11/06     $193,318      $489,867
W. Harry Mandeville,
  Ph.D. ..................     15,000           6.24%        $ 20.50      12/11/06     $193,318      $489,867

---------------
(1) Options granted under the Equity Plan. Shares subject to the option vest and become exercisable monthly over a four year period commencing one month from the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the underlying Common Stock, which will benefit all stockholders proportionately.

     The following table sets forth certain information concerning option exercises during 1996 and exercisable and unexercisable options held by the Named Executive Officers as of December 31, 1996:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                                SECURITIES
                                                                UNDERLYING
                                                               UNEXERCISED       VALUE OF UNEXERCISED
                                                                OPTIONS AT       IN-THE-MONEY OPTIONS
                                                                  FISCAL              AT FISCAL
                                                               YEAR-END(#)          YEAR-END($)(1)
                                 SHARES                      ----------------    --------------------
                               ACQUIRED ON       VALUE         EXERCISABLE/          EXERCISABLE/
            NAME               EXERCISE(#)    REALIZED($)    UNEXERCISABLE(2)      UNEXERCISABLE(2)
-----------------------------  -----------    -----------    ----------------    --------------------
Mark Skaletsky...............     35,000       $ 454,525     170,000/80,000      $3,753,875/1,309,000
Dennis Goldberg, Ph.D. ......          0              --      15,000/65,000      $  195,000/1,252,750
Joseph Tyler.................          0              --      30,000/65,000      $  717,900/1,252,750
W. Harry Mandeville,
  Ph.D. .....................          0              --      25,000/65,000      $  434,300/1,252,750

---------------
(1) Based on the difference between closing price of the underlying shares of Common Stock on December 31, 1996 as reported by the Nasdaq National Market ($24.25) and the option exercise price.

(2) Certain shares subject to exercisable options are unvested and would be subject to a repurchase right granted to the Company if such shares are purchased before they are vested. See footnotes (7)-(10) to the table under the heading "Share Ownership" and "Executive Compensation -- Compensation Committee Report on Executive Compensation -- Stock Options."

                             EMPLOYMENT AGREEMENTS

     The Company entered into an at-will employment agreement with Dr. Goldberg in October 1993. Pursuant to this agreement, Dr. Goldberg currently receives an annual base salary of $168,000, which may be changed from time to time. The agreement provides that Dr. Goldberg is eligible to receive his base salary for six months upon the termination without cause of his employment by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Carpenter, Ms. Piette and Dr. Treu served as members of the Company's Compensation Committee during the fiscal year ended December 31, 1996. Mr. Carpenter served as President and Chief Executive Officer of the Company from 1991 to 1993.

                                  PROPOSAL 2:

                    AMENDMENT OF 1992 EQUITY INCENTIVE PLAN

GENERAL

     In June 1992, the Board of Directors adopted the Equity Plan, which was approved by the Company's stockholders in May 1993. The Equity Plan was subsequently amended so that the aggregate number of shares of Common Stock reserved for issuance thereunder is currently 1,725,000 shares (including shares subject to options already granted). The Equity Plan is designed to provide the Company flexibility in awarding equity incentives by providing for multiple types of incentives that may be awarded. The purpose of the Equity Plan is to attract and retain key employees of and consultants to the Company and to enable them to participate in the long-term growth of the Company.

AMENDMENT

     In March 1997, the Board of Directors voted, subject to stockholder approval, to amend the Equity Plan to increase the aggregate number of shares of Common Stock available thereunder by an additional 275,000 shares to an aggregate of 2,000,000 shares, subject to adjustment for stock-splits and similar capital changes. The Company believes that this increase is necessary and appropriate to enable the Company to attract and retain the quality of employees and consultants whose services are considered essential to the Company's future progress, to encourage such employees' and consultants' ownership in the Company and to provide them with an incentive to remain as employees or consultants of the Company.

ADMINISTRATION AND ELIGIBILITY

     The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock or stock units for the purchase of shares of Common Stock. Awards under the Equity Plan can be granted to officers, employees and other individuals as determined by the Compensation Committee, each of whose members is a "disinterested person" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee administers the Equity Plan and selects the participants and establishes the terms and conditions of each option or other equity right granted under the Equity Plan, including the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. The Compensation Committee has adopted guidelines for the number of options awarded to each new employee of the Company, other than executive officers. The guidelines may be changed by the Compensation Committee at any time. Subject to certain limitations the Compensation Committee may delegate to one or more executive officers of the Company the power to make awards to participants who are not subject to Section 16 of the Exchange Act. The Compensation Committee has authorized Mr. Skaletsky to grant options to purchase up to 10,000 shares of Common Stock each to such participants. The exercise price of all "incentive stock options" ("ISOs") within the meaning of
Section 422 of the Code granted under the Equity Plan must be at least equal to the fair market value of the option shares on the date of grant. The term of any ISO granted under the Equity Plan may not exceed ten years.

     With respect to options granted prior to January 1, 1996, such options were exercisable on the date of grant and the standard vesting schedule for each such option provides that a portion of the shares subject to the option vest monthly over a five year period. In December 1995, the Company revised its standard option terms such that options granted on or after January 1, 1996 would not be exercisable on the date of grant; rather, a portion of the shares subject to each option would vest and become exercisable monthly over a four year period. Certain options granted under the Equity Plan, including some of the options granted to the Named Executive Officers, are subject to different vesting schedules that are based on the achievement of certain milestone events. See "Executive Compensation -- Compensation Committee Report on Executive Compensation -- Stock Options."

     As of April 3, 1997, approximately 43 employees were eligible to participate in the Equity Plan. The closing price of the Company's Common Stock as reported on the Nasdaq National Market on April 3, 1997 was $20.25.

EQUITY PLAN ACTIVITY

     As of April 3, 1997, options to purchase an aggregate of 1,566,050 shares of Common Stock had been granted under the Equity Plan, of which options to purchase 56,319 shares had been cancelled. Options to purchase 540,534 shares had been exercised as of such date, 3,900 of which have been repurchased by the Company. As of such date, 494,169 shares remained available for the granting of awards under the Equity Plan, including the 275,000 shares added by the amendment for which stockholder approval is being requested. No stock appreciation rights or awards other than option grants have been granted under the Equity Plan to date.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

VOTES REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting is required for the approval of the proposed amendment to the Equity Plan.

BOARD RECOMMENDATION

     The Board of Directors of the Company believes that the amendment to the Equity Plan is in the best interest of the Company and its stockholders and recommends a vote FOR the proposal to approve the amendment to the Equity Plan.

                                  PROPOSAL 3:

                  AMENDMENT OF 1995 DIRECTOR STOCK OPTION PLAN

GENERAL

     In December 1995, the Board of Directors of the Company adopted the Director Plan, which was approved by the Company's stockholders in May 1996. The aggregate number of shares of Common Stock reserved for issuance under the Director Plan is currently 75,000 shares (including shares subject to options already granted). The purpose of the Director Plan is to attract and retain qualified persons who are not also officers or employees of the Company to serve as directors of the Company and to encourage stock ownership in the Company by such directors. For a description of the Director Plan, see "Proposal 1:
Election of Directors -- Director Compensation."

AMENDMENT

     In March 1997, the Board of Directors voted, subject to stockholder approval, to amend the Director Plan to increase the aggregate number of shares of Common Stock available thereunder by an additional 35,000 shares to an aggregate of 110,000 shares, subject to adjustment for stock-splits and similar capital changes.

DIRECTOR PLAN ACTIVITY

     As of April 3, 1997, options to purchase an aggregate of 52,000 shares of Common Stock had been granted under the Director Plan, of which options to purchase 8,000 shares had been cancelled. In accordance with the terms of the Director Plan, Dr. Crout and Mr. Termeer will automatically be granted options to purchase 12,000 shares and 4,000 shares of Common Stock, respectively, subject to their election by the stockholders at the Meeting. The exercise price of these options will be equal to the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of grant. See "Proposal 1: Election of Directors -- Director Compensation."

FEDERAL INCOME TAX CONSEQUENCES

     No taxable income will be recognized by the optionee upon the grant of a stock option under the Director Plan. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

VOTES REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting is required for the approval of the amendment to the Director Plan.

BOARD RECOMMENDATION

     The Board of Directors of the Company believes that the amendment to the Director Plan is in the best interest of the Company and its stockholders and recommends a vote FOR the proposal to approve the amendment to the Director Plan.

                       SECURITIES EXCHANGE ACT REPORTING

     The Company's executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership of the Company's securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

     Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1996 the executive officers and directors of the Company complied with all applicable Section 16(a) filing requirements.

                        INFORMATION CONCERNING AUDITORS

     The firm of Ernst & Young LLP, independent auditors, examined the Company's financial statements for the fiscal year ended December 31, 1996. The Board of Directors has appointed Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1997. Ernst & Young LLP has served as the Company's independent accountants since its inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement should they desire to do so.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     In order to be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Stockholders, stockholder nominations of persons for election to the Board and proposals of business to be considered by the stockholders must be received by the Company no later than December 24, 1997. Proposals should be sent to the attention of the Secretary at the Company's offices at 303 Bear Hill Road, Waltham, Massachusetts 02154 if mailed prior to August 31, 1997 or at the Company's new offices at 9 Fourth Avenue, Waltham, Massachusetts 02154 if mailed thereafter.

                         ADVANCE NOTICE PROVISIONS FOR
                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     The By-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

                                 OTHER MATTERS

     The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission are available to stockholders upon written request addressed to the President at the Company's offices at 303 Bear Hill Road, Waltham, Massachusetts 02154 if mailed prior to August 31, 1997 or at the Company's new offices at 9 Fourth Avenue, Waltham, Massachusetts 02154 if mailed thereafter.

     Whether or not you intend to be present at the Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

                                 (front of card)

                          GELTEX PHARMACEUTICALS, INC.
                303 Bear Hill Road, Waltham, Massachusetts 02154

                PROXY FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                                  May 22, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned does hereby appoint Mark Skaletsky, Elizabeth Grammer and Maureen Manning, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all of the shares of capital stock of GelTex Pharmaceuticals, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts on Thursday, May 22, 1997 at 9:00 a.m., and at any and all adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking any proxy heretofore given with respect to such shares.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                                                                   See Reverse
                                                                          Side

                  (CONTINUED AND TO BE SIGNED REVERSE SIDE.)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                         GELTEX PHARMACEUTICALS, INC.
                                 May 22, 1997

               Please Detach and Mail in the Envelope Provided

                                 (back of card)

[X] Please mark your votes as
    in this example using
    dark ink only.

1.    Proposal to elect directors.

      Nominees:   J. Richard Crout
                  Mark Skaletsky
                  Henri Termeer

      [ ]   FOR all nominees        [ ]   WITHHELD for all nominees

      FOR, except vote withheld from the following nominee(s):

      [ ]
           --------------------------------------------------------------

2. Proposal to amend the Company's 1992 Equity Incentive Plan to increase the aggregate number of shares of the Company's common stock as to which awards may be granted under such plan by 275,000 shares.

      [ ]   FOR         [ ]   AGAINST     [ ]   ABSTAIN

3. Proposal to amend the Company's 1995 Director Stock Option Plan to increase the aggregate number of shares of the Company's common stock as to which options may be granted under such plan by 35,000 shares.

      [ ]   FOR         [ ]   AGAINST     [ ]   ABSTAIN

                  PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY

                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]


                                    Date:___________________________________



                                    ________________________________________
                                    Signature


                                    Date:___________________________________



                                    ________________________________________
                                    Signature (if held jointly)

                                    NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ON
                                    STOCK CERTIFICATE. WHEN SHARES ARE HELD BY
                                    JOINT TENANTS, BOTH SHOULD SIGN. WHEN
                                    SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    GIVE FULL TITLE AS SUCH. IF A CORPORATION,
                                    PLEASE SIGN IN FULL CORPORATE NAME BY
                                    PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A
                                    PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME
                                    BY AUTHORIZED PERSON.